EXHIBIT 99.1

Turner Venture Group Announces Engagement Of Auditor

Austin, Texas - April 5, 2021 -- Accesswire Announcement -- Turner Valley Oil and Gas, Inc. (the “Company”) (“Turner”) (OTC: TVOG), now doing business as Turner Venture Group, Inc., is pleased to announce it has engaged the independent auditing firm Briggs & Veselka Co. as its certifying public accountant, effective immediately as per TVOG’s SEC Filing Form 8-K yesterday.

Briggs & Veselka Co. will audit the Company’s financial statements for the past two years, an ongoing basis, and support completion of required SEC filings necessary for uplist to the OTCQB marketplace tier.

This seeks completion as a prerequisite with Turner’s equity placement agreement with GHS Investments, LLC which requires a Form 10 registration, previously announced for $4,000,000 available to view at the following link:

https://backend.otcmarkets.com/otcapi/company/financial-report/215959/content

Please refer to most recent website announcements for more information:

https://tvoginc.com/industry-news/turner-news/

About Briggs & Veselka Co.

Founded in 1973, Briggs & Veselka Co. is Houston’s largest independent accounting firm. They are also the third-largest independent CPA firm in Texas. Briggs & Veselka offers audit, consulting, and tax services with experts specializing in a wide range of industries.

About Turner Valley Oil and Gas, Inc.

Turner (OTC:TVOG) is a Venture Holding Company that acquires equity interests in innovative products and companies within the hemp, health, wellness, sanitation, infrastructure and supply chain technology segments. Turner’s cornerstone acquisition of Bloomi Labs, LLC has formulation of a CBD Hand Sanitizer manufactured domestically.

Disclosures

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Key Links:

OTCMarkets Profile:	http://www.otcmarkets.com/stock/TVOG/profile
Disclaimer:	https://TVOGinc.com/contactus/disclaimer/
Corporate Website:	http://TVOGInc.com | http://BloomiClean.com
Twitter:	http://twitter.com/tvoginc
http://twitter.com/BloomiClean
Facebook:	https://www.facebook.com/TVOGinc/
LinkedIn:	https://www.linkedin.com/company/TVOGinc/

Contacts:

James B. Smith, CEO, Chairman
Turner Valley Oil And Gas, Inc.
Address:	5900 Balcones Drive, Suite 4503, Austin,TX 78731
Phone:	1-830-291-8189
Email:	TurnerVentureGroupInc@gmail.com or info@TVOGinc.com

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